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                             McGladrey & Pullen LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 filed on or about April 14, 1999 of our report, dated January 15, 1999, relating to the financial statements of Valley Bank. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                            McGladrey & Pullen LLP

Pasedena, California
April 13, 1999